Exhibit 99.1

Newtek Business Services Reports First Quarter 2008 Financial Results

Meets Previously Stated First Quarter 2008 Consolidated Guidance

Company Maintains 2008 Quarterly and Annual Guidance

New York, N.Y. - May 8, 2008 - Newtek Business Services, Inc. (NASDAQ: NEWT) (www.newtekbusinessservices.com), a provider of business services and financial products to the small- and medium-sized business market, reports today its financial results for the first quarter ended March 31, 2008.

First Quarter 2008 and Related Highlights

•	First quarter 2008 revenue for the three core operating segments (electronic payment processing, web hosting and small business finance) increased by 10% over the first quarter of 2007.

•	SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”) was adopted in connection with the accounting for the Capco segment operations as of January 1, 2008.

•	The adoption of SFAS 159 resulted in a one-time $14.3 million reduction in retained earnings which accelerated the decrease of the Company’s deferred tax liability by $9.6 million.

•	For the 12 months ended March 31, 2008, total cash borrowings were reduced by $6.8 million.

•	Cash and cash equivalents, and restricted cash totaled $30.9 million, or $0.86 per share, at March 31, 2008.

•	First quarter 2008 pre-tax loss totaled $3.9 million, which is consistent with previously stated guidance.

•	Total number of business accounts increased to over 88,000 at March 31, 2008, a 14% increase over March 31, 2007.

Barry Sloane, chairman and chief executive officer of Newtek Business Services, Inc. said, “We met our first quarter 2008 consolidated guidance, and are reaffirming our previously stated quarterly and annual guidance under SFAS 159.”

Mr. Sloane continued, “During the first quarter, we continued to undertake initiatives to draw increased focus on our operating businesses, and demonstrate why we believe Newtek is well positioned to capitalize on market opportunities and to continue to grow. We adopted SFAS 159, which enables us to simplify our reporting to more clearly depict our operating businesses. Additionally, in conjunction with the adoption of this accounting pronouncement, our deferred tax liability decreased by $9.6 million. Furthermore, we significantly increased our investor relations efforts leveraging both our internal and external investor relations functions as we believe the adoption of SFAS 159 clarifies Newtek’s model and enables us to more easily communicate to the investment community what we believe to be its inherent value.”

Commenting on the first quarter 2008 results Mr. Sloane concluded, “Our results were materially affected by the loss in our lending segment, which was partially offset by the results in our electronic payment processing and web hosting segments. While we deliberately originated fewer loans in the first quarter of 2008, we do not expect to continue this trend, and are on track to meet our lending segment guidance for the remainder of the year. In fact, we expect the first quarter to be the low point of our lending operation in 2008. In the second quarter of 2008, we are already seeing loans that better meet our underwriting criteria, which should have a positive impact on the amount of loans we originate. In addition, we continued to actively bid on performing and non-performing loan portfolios and have the funding in place to support this initiative, which we firmly believe will have a material positive impact on our lending segment. Furthermore, we are hopeful to receive our license to originate USDA government-guaranteed loans by the third quarter of 2008, which will enable us to expand our product offering beyond SBA loans, allowing us to offer loans up to $25 million and potentially generate additional income through premium and processing fees.”

First Quarter 2008 Financial Results

For the first quarter ended March 31, 2008, the Company reported a loss before benefit for income taxes of $3.9 million, compared to a loss before benefit for income taxes and discontinued operations of $4.1 million, for the same period last year. The Company reported a net loss of $2.7 million, or $(0.08) per share, in the first quarter of 2008, compared to a net loss of $2.9 million, or $(0.08) per share, in the first quarter of 2007. First quarter 2008 results reflect the adoption of SFAS 159, which reduced the Capco note related non-cash loss (income from tax credits less Capco note interest expense and amortization of prepaid insurance without giving effect to taxes) by approximately $2.0 million compared to previous cost basis accounting.

For the first quarter of 2008, total revenue increased by $1.7 million, or 7.8 percent, to $23.5 million compared to $21.8 million one year ago. Total revenue from the three core business services segments (electronic payment processing, web hosting and small business finance) increased to $21.4 million, or 10 percent, in the first quarter of 2008 compared with $19.5 million for the comparable period in 2007. These three segments represented 91 percent of total revenue in the first quarter of 2008, an increase from 89 percent of total revenue in the first quarter of 2007.

Adoption of Fair Market Value Accounting for Capco Segment

The Company adopted SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”) in connection with certain of the financial elements of the Capco segment, commencing January 1, 2008. In February 2007, the FASB issued SFAS 159 which permits companies to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company’s adoption of SFAS 159 will have a material non-cash effect on the Company’s statement of operations and financial position. The adoption will result in a decrease in future non-cash losses associated with the Capco segment, an approximate one-time $14.3 million after-tax reduction to the Company’s retained earnings and a $9.6 million reduction in its deferred tax liability.

The unaudited table below for the Capco segment illustrates the Capco note related non-cash losses (income from tax credits less Capco note interest expense and amortization of prepaid insurance without giving effect to taxes) projected for 2008 through 2012 both without and with the adoption of SFAS 159.

(In thousands):	2008	2009	2010	2011	2012
Without adoption of SFAS 159: Projected non-cash loss	$(8,320)	$(6,283)	$(4,323)	$(2,692)	$(1,387)
With the Adoption of SFAS 159: Projected pro forma non-cash (loss) income	(645)	(303)	12	102	76
Improvement from SFAS 159 adoption	$7,675	$5,980	$4,335	$2,794	$1,463

Reaffirmation of Outlook for 2008

The Company expects 2008 consolidated revenues to be between $100.5 million and $103.1 million. As a result of the adoption of SFAS 159, and as previously reported, the Company expects a loss before benefit for income taxes of between $9.6 million and $12.0 million. Quarterly and annual guidance by segment for revenue, loss before benefit for income taxes, and EBITDA are provided in the tables below.

Cautionary Statement

2008 Guidance information contained in this press release is based on management’s current expectations. These statements are forward looking and actual results may differ materially. See “Note Regarding Forward Looking Statements” below.

Use of Non-GAAP Financial Measures

In evaluating its business, Newtek considers and uses EBITDA as a supplemental measure of its operating performance. The Company defines EBITDA as earnings before interest expense, taxes, depreciation and amortization. Newtek uses EBITDA as a supplemental measure to review and assess its operating performance. The Company also presents EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term EBITDA is not defined under U.S. generally accepted accounting principles, (“U.S. GAAP”), and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. EBITDA has limitations as an analytical tool and, when assessing the Company’s operating performance, investors should not consider EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than Newtek, limiting their usefulness as comparative tools. Newtek compensates for these limitations by relying primarily on its GAAP results and using EBITDA only supplementally.

Additionally, the term Capco note related non-cash losses is defined as income from tax credits less Capco note interest expense and amortization of prepaid insurance without giving effect to taxes.

First Quarter 2008 Conference Call and Webcast

A conference call to discuss these results will be hosted by Barry Sloane, chairman and chief executive officer, and Seth Cohen, chief financial officer, today Thursday, May 8, 2008 at 4:15 p.m. ET. The live conference call can be accessed by dialing (877) 340-7913 (domestic) or (719) 325-4846 (international).

A live audio webcast of the call and the corresponding presentation will be available in the ‘Events & Presentation’ section of the Investor Relations portion of Newtek’s website at www.newtekbusinessservices.com. A replay of the webcast with the corresponding presentation will be available on Newtek’s website shortly following the live presentation. The telephone replay can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international), and using the replay passcode 1210451. Both web-based and telephonic replays will be available for 90 days following the live presentation.

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor of a wide range of business services and financial products to the small- and medium-sized business market under the Newtek™ brand. Since 1999, Newtek has helped small- and medium-sized business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses, and to compete effectively in today’s marketplace. Newtek provides one or more of its services to over 88,000 business accounts, and has positioned the Newtek™ brand as a one-stop-shop provider of business services to the small- and medium-sized business market. According to the U.S. Small Business Administration, there are over 26.8 million small businesses in the United States, which in total represent 99.7 percent of all employer firms.

Newtek’s business service lines include:

•

Electronic Payment Processing: Electronic solutions to accept non-cash payments, including credit and debit cards, check conversion, remote deposit capture, ACH processing, and electronic gift and loyalty card programs.

•	Web Hosting: Full-service web host which offers shared and dedicated web hosting and related services including domain registration and online shopping cart tools.

•	Business Lending: Broad array of lending products including SBA 7(a), conventional commercial real estate and SBA 504 loans, business lines of credit, and business credit cards.

•	Insurance Services: Commercial and personal lines of insurance, including health and employee benefits in all 50 states, working with over 40 insurance carriers.

•	Web Design and Development: Customized web design and development services.

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval designed to meet the specific regulatory and compliance needs of any business.

•	Accounts Receivable Financing: Receivable purchasing and financing services.

•	Payroll: Complete payroll management and processing services.

•	Outsourced Digital Bookkeeping: Bookkeeping and financial information management solutions.

•	Tax Preparation and Advisory Services: Expert tax planning and consultation for businesses.

•	Business Plan Preparation: Professional business plan development.

Note Regarding Forward Looking Statements

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

For more information, please visit www.newtekbusinessservices.com.

Contact:

Newtek Business Services, Inc.

Jayne L. Cavuoto

Director, Investor Relations

212-273-8193

jcavuoto@newtekbusinessservices.com

NEWTEK BUSINESS SERVICES, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007

(In Thousands, except for Per Share Data)

	2008	2007
Operating revenues	$23,520	$21,809

Operating expenses:
Electronic payment processing costs	12,225	9,865
Salaries and benefits	6,579	5,397
Interest	2,290	3,883
Depreciation and amortization	1,809	1,567
Other operating costs	4,652	5,287

Total operating expenses	27,555	25,999

Operating loss from continuing operations before minority interest, benefit for income taxes, and discontinued operations	(4,035)	(4,190)
Minority interest	102	124

Loss from continuing operations before benefit for income taxes and discontinued operations	(3,933)	(4,066)
Benefit for income taxes	1,238	1,372

Loss from continuing operations before discontinued operations	(2,695)	(2,694)
Discontinued operations, net of taxes	—	(205)

Net loss	$(2,695)	$(2,899)

Weighted average common shares outstanding:
Basic and diluted	35,869	35,651
Loss per share from continuing operations:
Basic and diluted	$(0.08)	$(0.07)
Loss per share from discontinued operations, net of taxes:
Basic and diluted	—	(0.01)

Basic and diluted loss per share	$(0.08)	$(0.08)

NEWTEK BUSINESS SERVICES, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

MARCH 31, 2008 AND DECEMBER 31, 2007

(In Thousands, except for Per Share Data)

	March 31, 2008	December 31, 2007
ASSETS
Cash and cash equivalents	$20,230	$25,372
Restricted cash	10,755	12,948
Credits in lieu of cash	86,186	92,781
SBA loans held for investment (net of reserve for loan losses of $2,226, and $2,196, respectively)	27,605	27,895
Accounts receivable (net of allowance of $442 and $321, respectively)	3,673	3,957
SBA loans held for sale	957	360
Prepaid and structured insurance	3,775	14,738
Prepaid expenses and other assets (net of accumulated amortization of deferred financing costs of $1,736 and $1,593, respectively)	10,607	9,789
Servicing asset (net of accumulated amortization and allowances of $3,432 and $3,160, respectively)	2,483	2,718
Fixed assets (net of accumulated depreciation and amortization of $7,339 and $6,616, respectively)	5,417	5,433
Intangible assets (net of accumulated amortization of $9,484 and $8,775, respectively)	8,316	8,829
Goodwill	12,996	12,996

Total assets	$193,000	$217,816

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$8,606	$10,259
Notes payable	24,699	26,765
Deferred revenue	2,254	2,032
Notes payable in credits in lieu of cash	85,686	79,085
Deferred tax liability	7,038	17,880

Total liabilities	128,283	136,021

Minority interest	4,726	4,970

Commitments and contingencies
Shareholders’ equity:
Preferred stock (par value $0.02 per share; authorized 1,000 shares, no shares issued and outstanding)	—	—
Common stock (par value $0.02 per share; authorized 54,000 shares, issued and outstanding 35,947 and 36,081, respectively, not including 474 and 583 shares held in escrow, respectively, and 473 held by an affiliate)	722	722
Additional paid-in capital	56,237	56,161
Retained earnings	3,223	20,245
Treasury stock, at cost (137 and 217 shares)	(191)	(303)

Total shareholders’ equity	59,991	76,825

Total liabilities and shareholders’ equity	$193,000	$217,816

Newtek Business Services, Inc.

2008 Guidance

Business Segments

$ Millions

	Electronic Payment Processing		Web Hosting		Small Business Finance		All Other		Corporate Activities
	Low	High	Low	High	Low	High	Low	High	Low	High
2008 Full Year
Revenue	65.5	66.1	18.0	18.5	10.5	11.0	2.5	3.0	3.5	4.0
Pretax Net Income	4.3	4.8	2.9	3.3	(2.0)	(1.5)	(3.2)	(2.7)	(8.7)	(8.2)

Interest Expense	0.1	0.1	0.0	0.0	1.8	1.8	—	—	—	—
Depreciation and Amortization	2.2	2.2	3.3	3.3	1.5	1.5	0.1	0.1	0.3	0.3

EBITDA	6.5	7.0	6.2	6.6	1.3	1.8	(3.1)	(2.6)	(8.3)	(7.8)

2008 2nd Quarter
Revenue	15.8	16.0	4.4	4.5	2.1	2.2	0.6	0.8	0.9	1.0
Pretax Net Income	1.0	1.1	0.7	0.8	(0.9)	(0.8)	(0.8)	(0.7)	(2.2)	(2.1)

Interest Expense	0.0	0.0	0.0	0.0	0.4	0.4	—	—	—	—
Depreciation and Amortization	0.5	0.5	0.8	0.8	0.3	0.3	—	—	0.1	0.1

EBITDA	1.6	1.7	1.5	1.6	(0.1)	—	(0.8)	(0.7)	(2.1)	(2.0)

2008 3rd Quarter
Revenue	16.7	16.8	4.6	4.7	3.2	3.3	0.6	0.8	0.9	1.0
Pretax Net Income	1.1	1.2	0.8	0.9	(0.1)	0.1	(0.8)	(0.7)	(2.2)	(2.1)

Interest Expense	0.0	0.0	0.0	0.0	0.5	0.5	—	—	—	—
Depreciation and Amortization	0.5	0.5	0.9	0.9	0.4	0.4	—	—	0.1	0.1

EBITDA	1.6	1.7	1.6	1.8	0.8	0.9	(0.8)	(0.6)	(2.1)	(2.0)

2008 4th Quarter
Revenue	18.2	18.3	4.7	4.9	3.7	3.8	0.7	0.8	0.8	1.0
Pretax Net Income	1.4	1.5	0.8	0.9	0.4	0.6	(0.7)	(0.6)	(2.2)	(2.1)

Interest Expense	0.0	0.0	0.0	0.0	0.5	0.5	—	—	—	—
Depreciation and Amortization	0.5	0.5	0.9	0.9	0.4	0.4	—	—	0.1	0.1

EBITDA	2.0	2.1	1.7	1.8	1.3	1.5	(0.7)	(0.6)	(2.1)	(2.0)

Totals may not add due to rounding

Newtek Business Services, Inc.

2008 Guidance

$ Millions

	Total Business Segments		CAPCO Segment		Intercompany Eliminations	Total Current Accounting		Total
	Low	High	Low	High		Low	High	Low	High
2008 Full Year
Revenue	100.0	102.6	6.1	6.1	(4.6)	100.5	103.1	101.5	104.1
Pretax Net Income	(6.7)	(4.3)	(5.3)	(5.3)	—	(19.3)	(16.9)	(12.0)	(9.6)

2008 1st Quarter
Revenue	22.1	22.9	1.5	1.5	(1.2)	22.2	22.9	22.4	23.2
Pretax Net Income	(3.0)	(2.5)	(1.4)	(1.4)	—	(6.3)	(5.7)	(4.4)	(3.8)

2008 2nd Quarter
Revenue	23.7	24.5	1.5	1.5	(1.1)	23.9	24.6	24.2	24.9
Pretax Net Income	(2.2)	(1.6)	(1.3)	(1.3)	—	(5.3)	(4.7)	(3.5)	(2.9)

2008 3rd Quarter
Revenue	26.0	26.6	1.6	1.6	(1.1)	26.2	26.8	26.5	27.0
Pretax Net Income	(1.2)	(0.6)	(1.3)	(1.3)	—	(4.3)	(3.7)	(2.5)	(1.9)

2008 4th Quarter
Revenue	28.1	28.8	1.6	1.6	(1.1)	28.3	28.9	28.6	29.2
Pretax Net Income	(0.3)	0.4	(1.3)	(1.3)	—	(3.4)	(2.8)	(1.6)	(1.0)

Totals may not add due to rounding